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                                                                  EXHIBIT 99.2

                                          Contact:
                                          Sanford Zweifach
                                          President and Chief Financial Officer
                                          Epoch Pharmaceuticals, Inc.
                                          (206) 485-8566

FOR IMMEDIATE RELEASE

            EPOCH PHARMACEUTICALS ANNOUNCES PROPOSED WARRANT EXCHANGE

Bothell, WA, June 26, 1996 -- Epoch Pharmaceuticals, Inc. (OTC Bulletin Board:
EPPH), formerly MicroProbe Corporation, announces that it intends to exchange for every two (2) warrants which were issued in conjunction with the Company's public offering in September 1993, one (1) new warrant to purchase one (1) share of the Company's Common Stock with a term of five (5) years that is exercisable at $2.50 per share. Each warrant shall be redeemable by the Company at any time after eighteen months from the date that they are issued at $0.05 per warrant, provided that the closing trading price per share of Common Stock is at least $3.75 for twenty (20) consecutive trading days.

Epoch Pharmaceuticals is a biotechnology company developing oligonucleotides for novel therapeutic purposes. The proposed exchange offering will be made only by means of a prospectus and pursuant to a registration statement under the Securities Act of 1933 and pursuant to applicable state securities laws.

This press release contains forward looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking documents, including whether the Company will be able to complete the exchange offering due to changes in market conditions or other factors and the risk factors set forth in the Company's filing on Form 10- KSB with the Securities Exchange Commission.

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